Exhibit 99.1

Senmiao Technology Announces Entry into Agreements for Registered Direct Public Offering of $6.0 Million of Common Stock and Warrants

CHENGDU, China, June 18, 2019/ PRNewswire/ -- Senmiao Technology Limited (Senmiao) (NASDAQ: AIHS), an operator of an online lending marketplace connecting Chinese investors with individual and small-to-medium-sized enterprise borrowers, and a provider of automobile transactions and related services in China, announced today that it has entered into a securities purchase agreement with six (6) accredited investors with respect to a registered direct public offering of approximately $6.0 million of shares of common stock at a price of $3.38 per share. The Company will issue an aggregate of 1,781,361 shares of common stock to such accredited investors. The Company will also issue to the accredited investors Series A warrants to purchase up to 1,336,021 shares of common stock at an exercise price of $3.72 per share. Such warrants will have a term of four (4) years from the date of issuance. On the six (6)-month anniversary of the initial issuance date of the Series A warrants, if the average volume weighted average price during the ten (10) trading days prior to such anniversary (“New Exercise Price”) is less than the $3.72 exercise price, then such exercise price shall have one-time price adjustment equal to the New Exercise Price; provided, however, in no event, shall the New Exercise Price be less than $1.50 per share. The Series A warrants will also be subject to price adjustments for future discounted issuances below the exercise price. Additionally, the accredited investors will also receive pre-funded Series B warrants to purchase shares of common stock. Such warrants will have a term of one (1) years from the date of issuance. If on the 50th day after the closing date of the transaction, the closing market price of the Company's common stock is less than $3.38, the investors shall have the right to exercise the Series B warrants for nominal consideration. The number of shares of common stock to be issued to the investors upon exercise of the Series B warrants shall be determined based on a 20% discount to the market price of the Company’s common stock immediately preceding such date, but in no event, shall the aggregate number of shares of common stock underlying the Series B warrants be greater than 1,116,320 shares of common stock.

The completion of the offering is expected to occur on or about June 19, 2019, subject to the satisfaction of customary closing conditions.

FT Global Capital, Inc. acted as the exclusive placement agent in connection with the offering.

These securities are being offered through a prospectus supplement pursuant to the Company's effective shelf registration statement and base prospectus contained therein. A shelf registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission (the "SEC"), which became effective on April 15, 2019, and is available on the SEC’s website located at http://www.sec.gov. A prospectus supplement related to the offering will be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Senmiao

Headquartered in Chengdu, Sichuan Province, Senmiao operates an online lending platform, which connects Chinese investors with individual and small-to-medium-sized enterprise borrowers. Senmiao also owns a majority interest in a Chinese automobile financial leasing services and automobile sales company offering sales, facilitation, purchase services, management, guarantee and other automobile transaction services. For more information about Senmiao, please visit: http://www.senmiaotech.com//index.

Cautionary Note Regarding Forward-Looking Statements

This press release of Senmiao Technology Limited (Senmiao) contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Chinese online P2P industry, the development of Senmiao’s automobile transaction and financing services and the Chinese vehicle financial leasing market, and Senmiao’s plans, objectives, goals, strategies, and performance, as well as the assumptions such statements and other statements that are not statements of historical facts. When Senmiao uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from Senmiao’s expectations, including, but not limited to, risks and uncertainties relating to the following:  the risk that the anticipated growth of the Company’s automobile transaction and financing services may not be realized; Senmiao’s future business development; product and service demand and acceptance; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; the impact of government regulations; fluctuations in general economic and business conditions in China and other risks expressed in reports filed by Senmiao with the U.S. Securities and Exchange Commission. For these reasons, among others, investors are cautioned not to place undue reliance on any forward-looking statements. Senmiao’s filings with the U.S. Securities and Exchange Commission are available for review at www.sec.gov. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Julie Zhu

Email: julie@ihongsen.com

Phone: +86-181-9085-0098

Investor Relations:

Tony Tian, CFA
Weitian Group LLC
Email: ttian@weitianco.com

Phone: +1-732-910-9692